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                                                                     EXHIBIT 23

                         INDEPENDENT AUDITORS' CONSENT


The Administration Committee
SouthTrust 401(k) Plan:

We consent to the incorporation by reference in the registration statement (No. 33-46940) on Form S-8 of SouthTrust Corporation of our report dated June 20, 2003 relating to the statement of net assets available for benefits of SouthTrust Corporation's 401(k) Plan as of December 31, 2002 and the related statement of changes in net assets available for benefits for the year then ended, and the related schedule, which report appears in the December 31, 2002 Annual Report on Form 11-K of SouthTrust Corporation's 401(k) Plan.

Our report dated June 20, 2003 contains an explanatory paragraph that states that the financial statements of the SouthTrust Corporation 401(k) Plan as of and for the year ended December 31, 2001 were audited by other auditors who have ceased operations.


                                                  /s/ KPMG LLP

Birmingham, Alabama
June 26, 2003